EXHIBIT 99.1

News Release

205 Crosspoint Parkway
Getzville, NY 14068
Immediate Release
Columbus McKinnon Reports Third Quarter Fiscal Year 2017 Financial Results

AMHERST, NY, January 26, 2017 - Columbus McKinnon Corporation (NASDAQ: CMCO), a leading designer, manufacturer and marketer of material handling products, technologies and services, today announced financial results for its fiscal year 2017 third quarter, which ended December 31, 2016.

Third Quarter Summary (compared with prior-year period, unless otherwise noted)

•	Revenue was $152.5 million; excluding unfavorable FX, revenue was $153.9 million

•	Gross profit of $44.8 million was negatively impacted by $1.3 million of atypical items; excluding those items, gross margin was 30.2%

•
STAHL CraneSystems acquisition scheduled to close on January 31, 2017; based on improved debt financing terms, acquisition is expected to be accretive to EPS by $0.34 in Fiscal 18 (before purchase accounting and charges)

•
Common equity offering to close with acquisition: net proceeds of $47.2 million reduce borrowing requirements for acquisition resulting in lower cost of debt at LIBOR plus 3.0%; also secured a $100 million revolver facility

•
Income from operations of $5.3 million included $3.1 million of expenses related to STAHL acquisition; adjusted income from operations was $8.5 million, or 5.5% of sales; atypical items had a 1.2% negative impact to margin

•	Repaid $5.7 million of debt in the quarter; net debt to net total capitalization down 1.0 percentage point from trailing quarter to 38.4%

Timothy T. Tevens, President and Chief Executive Officer, commented, “The quarter was weaker than we had anticipated, especially in the U.S. and EMEA, but our optimism for the longer term is not deterred. Our belief is that new product development combined with the Magnetek and STAHL acquisitions expand our competitive advantages and provides a stronger global market position as industrial economies strengthen.”

He continued, “We will be launching our ‘drive in every hoist’ strategic initiative with our Lodestar and Global King product lines in early Fiscal 2018. In addition, STAHL will measurably augment our reach into Europe with powered wire rope and electric chain hoists, as well as broaden our explosion-proof line of products globally. We have positioned the Company for future growth and profitably and are excited to leverage the breadth of our brands and product offerings to build a bigger business.”

Columbus McKinnon Reports Third Quarter Fiscal Year 2017 Financial Results
January 26, 2017

Third Quarter Review
Sales

($ in millions)	Q3 FY 17	Q3 FY 16	Change	% Change
Net sales	$152.5	$159.7	$(7.2)	(4.5)%
FX impact	$1.4
Net sales excluding FX	$153.9		$(5.8)	(3.7)%
U.S. sales	$98.1	$102.6	$(4.5)	(4.4)%
% of total	64%	64%
Non-U.S. sales	$54.4	$57.1	$(2.7)	(4.7)%
% of total	36%	36%
FX impact	$1.4
Non-U.S. sales excluding FX	$55.8		$(1.3)	(2.3)%

Sales to the U.S. were impacted by lower volume when compared with the prior-year period. Non-U.S. sales were impacted by lower volume, partially offset by price increases.

Operating Results

($ in millions)	Q3 FY 17	Q3 FY 16	Change	% Change
Gross profit	$44.8	$48.3	$(3.5)	(7.3)%
Gross margin	29.4%	30.3%	(90) bps
Income from operations	$5.3	$11.0	$(5.6)	(51.5)%
Operating margin	3.5%	6.9%	(340) bps
Net income	$0.5	$7.2	$(6.7)	(93.0)%
Diluted EPS	$0.02	$0.36	$(0.34)	(94.4)%

Gross profit was primarily down on lower sales volume, which had a $2.0 million negative impact. Atypical items in the quarter included higher product liability expense of $1.0 million, that includes a $0.5 million legal settlement, and severance expenses related to cost-saving initiatives. For more information on changes in gross profit, please see the attached tables.

Income from operations was $5.3 million. Adjusted income from operations of $8.5 million was down $4.0 million on weaker gross profit. Please see the attached tables for a reconciliation of GAAP income from operations to adjusted income from operations.

The effective tax rate of 67% was impacted by $3.1 million of non-deductible STAHL acquisition related costs. This also impacts the effective tax rate for the full year of fiscal 2017. It is now expected to be between 31% and 36%.

Net income was $0.5 million. Adjusted net income was $4.5 million, which excludes the STAHL acquisition related costs, a $1.8 million loss on the revaluation of the euro call option to hedge the STAHL purchase price, and a tax rate normalization adjustment. Adjusted net income reflects the impact of lower sales volume, lower gross profit margin due to atypical items as well as lower productivity and other cost changes. Please see the attached tables for a reconciliation of GAAP net income and earnings per share to adjusted net income and earnings per share.

Columbus McKinnon Reports Third Quarter Fiscal Year 2017 Financial Results
January 26, 2017

Equity Financing Improves Acquisition Accretion; Strong Cash Generation Reduces Debt
During the quarter, the Company entered into a definitive agreement to sell 2,273,000 shares of its common stock in a private placement, which is expected to result in gross proceeds of $50.0 million and net proceeds of $47.2 million (after deducting transaction fees and expenses). The offering and related debt financing are expected to close in conjunction with the closing of the STAHL acquisition, which is planned for January 31, 2017.

Gregory P. Rustowicz, Vice President - Finance and Chief Financial Officer, noted, “The sale of common equity demonstrably improved the overall financing of the STAHL acquisition by reducing required borrowings and measurably lowering the interest rate on the debt. The debt financing is now expected to be an all first lien, $445 million term loan at a rate of LIBOR plus 3.0%. In addition, we have finalized a $100 million revolver which will provide additional liquidity for the Company. As a result, the STAHL acquisition is now expected to be $0.34 accretive to earnings in fiscal 2018 and $0.51 accretive to earnings in fiscal 2019 (before purchase accounting and charges). Our plan is to pay down $45 million to $50 million of debt in Fiscal 2018 and ramp the rate of debt reduction to $50 million to $55 million in Fiscal 2019 and beyond.”

Cash generated from operating activities in the third quarter was $22.9 million. Gross debt was $234.1 million at December 31, 2016 after $5.7 million of repayments during the quarter. The Company has repaid a total of $33.3 million of debt during the nine-month period ended December 31, 2016. Net debt to net total capitalization, which was 38.4% as of December 31, 2016, is down 4.6 percentage points since the beginning of the fiscal year.

Capital expenditures for the nine months ended December 31, 2016 were $11.3 million and are expected to be $16 million for fiscal 2017, unchanged from previous guidance.

Teleconference/webcast
Columbus McKinnon will host a conference call and live webcast today at 10:00 AM Eastern Time, at which Timothy T. Tevens, President and Chief Executive Officer, and Gregory P. Rustowicz, Vice President - Finance and Chief Financial Officer, will review the Company’s financial results and strategy. The review will be accompanied by a slide presentation, which will be available on Columbus McKinnon’s website at www.cmworks.com/investors. A question and answer session will follow the formal discussion.

Columbus McKinnon’s conference call can be accessed by calling 201-493-6780 and asking for the “Columbus McKinnon conference call.” The webcast can be monitored on Columbus McKinnon’s website at www.cmworks.com/investors. An audio recording of the call will be available two hours after its completion through Thursday, February 2, 2017 by dialing 412-317-6671 and entering the passcode 13652416. Alternatively, an archived webcast of the call can be found on the Company’s website. In addition, a transcript of the call will be posted to the website once available.

About Columbus McKinnon
Columbus McKinnon is a leading worldwide designer, manufacturer and marketer of material handling products, technologies, systems and services, which efficiently and ergonomically move, lift, position and secure materials and people. Key products include hoists, cranes, actuators, rigging tools, light rail work stations and digital power and motion control systems. The Company is focused on commercial and industrial applications that require the safety and quality provided by its superior design and engineering know-how. Comprehensive information on Columbus McKinnon is available on its website at http://www.cmworks.com.

Columbus McKinnon Reports Third Quarter Fiscal Year 2017 Financial Results
January 26, 2017

Safe Harbor Statement
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning future revenue and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including general economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries, conditions affecting the Company's customers and suppliers, competitor responses to the Company's products and services, the overall market acceptance of such products and services, the effect of operating leverage, the pace of bookings relative to shipments, the ability to expand into new markets and geographic regions, the success in acquiring new business, the speed at which shipments improve, the effectiveness of new products and other factors disclosed in the Company's periodic reports filed with the Securities and Exchange Commission. The Company assumes no obligation to update the forward-looking information contained in this release.

Contacts:

Gregory P. Rustowicz	Investor Relations:
Vice President - Finance and Chief Financial Officer	Deborah K. Pawlowski
Columbus McKinnon Corporation	Kei Advisors LLC
716-689-5442	716-843-3908
greg.rustowicz@cmworks.com	dpawlowski@keiadvisors.com

Financial tables follow.

Columbus McKinnon Reports Third Quarter Fiscal Year 2017 Financial Results
January 26, 2017

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Three Months Ended
	December 31, 2016	December 31, 2015	Change
Net sales	$152,497	$159,738	(4.5)%
Cost of products sold	107,676	111,397	(3.3)%
Gross profit	44,821	48,341	(7.3)%
Gross profit margin	29.4%	30.3%
Selling expenses	17,988	19,295	(6.8)%
% of net sales	11.8%	12.1%
General and administrative expenses	19,751	16,399	20.4%
% of net sales	13.0%	10.3%
Amortization of intangibles	1,765	1,689	4.5%
Income from operations	5,317	10,958	(51.5)%
Operating margin	3.5%	6.9%
Interest and debt expense	2,299	2,425	(5.2)%
Investment (income) loss	(61)	(164)	(62.8)%
Foreign currency exchange (gain) loss	1,673	476	251.5%
Other (income) expense, net	(110)	(189)	(41.8)%
Income before income tax expense	1,516	8,410	(82.0)%
Income tax expense	1,011	1,183	(14.5)%
Net income	$505	$7,227	(93.0)%

Average basic shares outstanding	20,239	20,104	0.7%
Basic income per share	$0.02	$0.36	(94.4)%

Average diluted shares outstanding	20,490	20,295	1.0%
Diluted income per share	$0.02	$0.36	(94.4)%

Dividends declared per common share	$0.04	$0.04

Columbus McKinnon Reports Third Quarter Fiscal Year 2017 Financial Results
January 26, 2017

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Income Statements - UNAUDITED
(In thousands, except per share and percentage data)

	Nine Months Ended
	December 31, 2016	December 31, 2015	Change
Net sales	$453,435	$442,015	2.6%
Cost of products sold	310,838	303,145	2.5%
Gross profit	142,597	138,870	2.7%
Gross profit margin	31.4%	31.4%
Selling expenses	55,834	53,292	4.8%
% of net sales	12.3%	12.1%
General and administrative expenses	52,346	53,541	(2.2)%
% of net sales	11.5%	12.1%
Amortization of intangibles	5,280	3,276	61.2%
Income from operations	29,137	28,761	1.3%
Operating margin	6.4%	6.5%
Interest and debt expense	7,398	5,213	41.9%
Investment (income) loss	(366)	(668)	(45.2)%
Foreign currency exchange (gain) loss	890	1,750	(49.1)%
Other (income) expense, net	(238)	(302)	(21.2)%
Income before income tax expense	21,453	22,768	(5.8)%
Income tax expense	7,731	9,078	(14.8)%
Net income	$13,722	$13,690	0.2%

Average basic shares outstanding	20,192	20,071	0.6%
Basic income per share	$0.68	$0.68	—%

Average diluted shares outstanding	20,400	20,299	0.5%
Diluted income per share	$0.67	$0.67	—%

Dividends declared per common share	$0.08	$0.08

Columbus McKinnon Reports Third Quarter Fiscal Year 2017 Financial Results
January 26, 2017

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	December 31, 2016	March 31, 2016
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$51,538	$51,603
Trade accounts receivable	74,853	83,812
Inventories	109,131	118,049
Prepaid expenses and other	16,293	19,265
Total current assets	251,815	272,729

Property, plant, and equipment, net	99,163	104,790
Goodwill	168,513	170,716
Other intangibles, net	117,002	122,129
Marketable securities	8,147	18,186
Deferred taxes on income	69,608	73,158
Other assets	11,364	11,143
Total assets	$725,612	$772,851

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$28,209	$36,061
Accrued liabilities	51,212	53,210
Current portion of long-term debt	13,051	43,246
Total current liabilities	92,472	132,517

Senior debt, less current portion	136	844
Term loan and revolving credit facility	220,946	223,542
Other non-current liabilities	119,735	129,639
Total liabilities	433,289	486,542

Shareholders’ equity:
Common stock	202	201
Additional paid-in capital	210,502	206,682
Retained earnings	186,277	174,173
Accumulated other comprehensive loss	(104,658)	(94,747)
Total shareholders’ equity	292,323	286,309
Total liabilities and shareholders’ equity	$725,612	$772,851

Columbus McKinnon Reports Third Quarter Fiscal Year 2017 Financial Results
January 26, 2017

COLUMBUS McKINNON CORPORATION
Condensed Consolidated Statements of Cash Flows - UNAUDITED
(In thousands)

	Nine Months Ended
	December 31, 2016	December 31, 2015
Operating activities:
Net income	$13,722	$13,690
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,695	13,872
Deferred income taxes and related valuation allowance	2,627	290
Net gain on sale of real estate, investments, and other	(116)	(379)
Stock based compensation	4,027	3,368
Amortization of deferred financing costs and discount on debt	515	428
Loss on revaluation of foreign exchange option	1,826	—
Changes in operating assets and liabilities, net of effects of business acquisitions:
Trade accounts receivable	6,909	13,451
Inventories	5,267	(790)
Prepaid expenses and other	8,153	2,100
Other assets	(483)	3,249
Trade accounts payable	(5,465)	(9,713)
Accrued liabilities	2,082	2,856
Non-current liabilities	(8,239)	(9,520)
Net cash provided by (used for) operating activities	48,520	32,902

Investing activities:
Proceeds from sale of marketable securities	10,336	5,732
Purchases of marketable securities	(242)	(4,239)
Capital expenditures	(11,274)	(15,518)
Purchase of business, net of cash acquired	(588)	(182,467)
Purchase of foreign exchange option	(6,370)	—
Net cash provided by (used for) investing activities	(8,138)	(196,492)

Financing activities:
Proceeds from exercises of stock options	353	242
Net borrowings (repayments) under line-of-credit agreements	(23,500)	164,057
Repayment of debt	(9,792)	(9,854)
Restricted cash related to purchase of business	(588)	—
Dividends paid	(2,421)	(2,408)
Other	(558)	(890)
Net cash provided by (used for) financing activities	(36,506)	151,147

Effect of exchange rate changes on cash	(3,941)	1,268

Net change in cash and cash equivalents	(65)	(11,175)
Cash and cash equivalents at beginning of year	51,603	63,056
Cash and cash equivalents at end of period	$51,538	$51,881

Columbus McKinnon Reports Third Quarter Fiscal Year 2017 Financial Results
January 26, 2017

COLUMBUS McKINNON CORPORATION
Q3 FY 2016 to Q3 FY 2017 Sales Bridge

	Third Quarter		Year to Date
($ in millions)	$ Change	% Change	$ Change	% Change
Q3 Fiscal 2016 Sales	$159.7		$442.0
Magnetek acquisition	—	—%	40.3	9.1%
Pricing	0.2	0.1%	0.8	0.2%
Volume	(6.0)	(3.8)%	(25.6)	(5.8)%
Subtotal of change	(5.8)	(3.7)%	15.5	3.5%
Foreign currency translation	(1.4)	(0.8)%	(4.1)	(0.9)%
Total change	$(7.2)	(4.5)%	$11.4	2.6%
Q3 Fiscal 2017 Sales	$152.5		$453.4

COLUMBUS McKINNON CORPORATION
Q3 FY 2016 to Q3 FY 2017 Gross Profit Bridge

($ in millions)	Third Quarter	Year to Date
Q3 Fiscal 2016 Gross Profit	$48.3	$138.9
Magnetek Acquisition	—	14.2
Productivity, net of other cost changes	(1.2)	0.8
Prior year purchase accounting & restructuring costs	1.1	2.4
Pricing, net of material cost inflation	—	(0.2)
Product liability	(1.0)	(2.3)
Sales volume and mix	(2.0)	(10.0)
Subtotal of change	(3.1)	4.9
Foreign currency translation	(0.4)	(1.2)
Total change	$(3.5)	$3.7
Q3 Fiscal 2017 Gross Profit	$44.8	$142.6

Columbus McKinnon Reports Third Quarter Fiscal Year 2017 Financial Results
January 26, 2017

COLUMBUS McKINNON CORPORATION
Additional Data - UNAUDITED

	December 31, 2016		March 31, 2016		December 31, 2015
Backlog (in millions)	$97.9		$98.6		$97.6
Project backlog (in millions, expected to ship beyond 3 months)	$41.3		$41.2		$38.5
Project backlog as % of total backlog	42.2%		41.8%		39.4%

Trade accounts receivable
Days sales outstanding	44.7	days	49.2	days	46.5	days

Inventory turns per year
(based on cost of products sold)	3.9	turns	3.6	turns	3.7	turns
Days' inventory	93.6	days	101.0	days	98.6	days

Trade accounts payable
Days payables outstanding	23.8	days	30.8	days	24.3	days

Working capital as a % of sales (1)	19.9%		21.5%		21.6%

Debt to total capitalization percentage	44.5%		48.3%		50.0%

Debt, net of cash, to net total capitalization	38.4%		43.0%		44.9%

(1) March 31, 2016 and December 31, 2015 figures exclude the impact of the acquisition of Magnetek

Shipping Days by Quarter
	Q1	Q2	Q3	Q4	Total
FY 18	63	62	60	63	248

FY 17	64	63	60	64	251

FY 16	63	64	60	63	250

Columbus McKinnon Reports Third Quarter Fiscal Year 2017 Financial Results
January 26, 2017

COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Income from Operations to Non-GAAP Adjusted Income from Operations and Operating Margin
($ in thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2016	2015	2016	2015
	$	$	$	$
Income from operations	$5,317	$10,958	$29,137	$28,761
Add back:
Canadian pension lump sum settlements	—	—	247	—
Acquisition deal costs	3,140	414	3,140	5,746
Acquisition related severance costs	—	—	—	2,300
Acquisition inventory step-up expense	—	655	—	1,446
Acquisition amortization of backlog	—	447	—	581
European facility consolidation costs	—	—	—	585
Non-GAAP adjusted income from operations	$8,457	$12,474	$32,524	$39,419

Sales	152,497	159,738	453,435	442,015
Adjusted operating margin	5.5%	7.8%	7.2%	8.9%

Adjusted income from operations is defined as income from operations as reported, adjusted for certain items and to apply a normalized tax rate. Adjusted income from operations is not a measure determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP and may not be comparable to the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted income from operations, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's income from operations to the historical periods' income from operations.

Columbus McKinnon Reports Third Quarter Fiscal Year 2017 Financial Results
January 26, 2017

COLUMBUS McKINNON CORPORATION
Reconciliation of GAAP Net Income and Diluted Earnings per Share to Non-GAAP Adjusted Net Income and Diluted Earnings per Share
($ in thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2016	2015	2016	2015
	$	$	$	$
Net income	$505	$7,227	$13,722	$13,690
Add back:
Canadian pension lump sum settlements	—	—	247	—
Acquisition deal costs	3,140	414	3,140	5,746
Loss on revaluation of foreign exchange option	1,826	—	1,826	—
Acquisition related severance costs	—	—	—	2,300
Acquisition inventory step-up expense	—	655	—	1,446
Acquisition amortization of backlog		447		581
European facility consolidation costs	—	—	—	585
Normalize tax rate to 30% (1)	(934)	(1,795)	(269)	(950)
Non-GAAP adjusted net income	$4,537	$6,948	$18,666	$23,398

Average diluted shares outstanding	20,490	20,295	20,400	20,299

Diluted income per share - GAAP	$0.02	$0.36	$0.67	$0.67

Diluted income per share - Non-GAAP	$0.22	$0.34	$0.92	$1.15

(1) Applies a normalized tax rate of 30% to GAAP pre-tax income and non-GAAP adjustments above, which are each pre-tax.

Adjusted net income and diluted EPS are defined as net income and diluted EPS as reported, adjusted for certain items and to apply a normalized tax rate. Adjusted net income and diluted EPS are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP and may not be comparable to the measures as used by other companies. Nevertheless, Columbus McKinnon believes that providing non-GAAP information, such as adjusted net income and diluted EPS, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current year's net income and diluted EPS to the historical periods' net income and diluted EPS.